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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to (a) the use in this Amendment No. 1 to Registration Statement No. 33-52817 of Merisel, Inc. on Form S-3 of our report dated February 22, 1994, appearing in the Prospectus, which is part of this Registration Statement, (b) the incorporation by reference in this Registration Statement of our report dated February 22, 1994 appearing in the Annual Report on Form 10-K of Merisel, Inc., as amended, for the year ended December 31, 1993, and (c) the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche

Los Angeles, California

May 3, 1994